Exhibit 3(g)

Execution Version

PHOENIX CAPITAL GROUP HOLDINGS, LLC,

AS ISSUER

AND

UMB BANK, N.A.,

AS TRUSTEE

UNSECURED SUBORDINATED DEBT SECURITIES

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 20, 2024

to

INDENTURE

Dated as of August 25, 2023

i

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 20, 2024, between Phoenix Capital Group Holdings, LLC, a Delaware limited liability company (the “Company”), and UMB Bank, N.A., as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of August 25, 2023 (as amended or supplemented to the date hereof, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), between the Company and the Trustee, providing for the issuance by the Company from time to time of one or more series of Bonds (as defined in the Base Indenture);

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the (i) Series AA Bonds, (ii) Series AA-1 Bonds, (iii) Series BB Bonds, (iv) Series BB-1 Bonds, (v) Series CC Bonds, (vi) Series CC-1 Bonds, (vii) Series DD Bonds, (viii) Series DD-1 Bonds, (ix) Series EE Bonds, (x) Series EE-1 Bonds, (xi) Series FF Bonds, (xii) Series FF-1 Bonds, (xiii) Series GG Bonds, (xiv) Series GG-1 Bonds, (xv) Series HH Bonds, (xvi) Series HH-1 Bonds, (xvii) Series II Bonds, (xviii) Series II-1 Bonds, (xix) Series JJ Bonds and (xx) Series JJ-1 Bonds (each as defined below and, collectively, the “First Supplemental Indenture Bonds”);

WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture to the extent set forth herein to provide for the issuance and the terms of the First Supplemental Indenture Bonds; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement of the Company according to its terms have been done.

NOW, THEREFORE:

In consideration of the premises and the purchase of the First Supplemental Indenture Bonds by the Bondholders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Bondholders from time to time of the First Supplemental Indenture Bonds as follows.

ARTICLE 1

DEFINITIONS AND RELATIONSHIP WITH BASE INDENTURE

Section 1.01 Definitions.

Certain terms used principally in certain Articles hereof are defined in those Articles. Capitalized terms used but not defined in this Supplemental Indenture shall have the meaning ascribed to them in the Base Indenture. In the event of any conflict between any term defined in the Base Indenture and this Supplemental Indenture, the defined terms in this Supplemental Indenture shall govern and control.

“AA Bonds” and “AA-1 Bonds” are 9.5% one-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“Base Indenture” has the meaning assigned to it in the recitals hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“BB Bonds” and “BB-1 Bonds” are 10.5% three-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“CC Bonds” and “CC-1 Bonds” are 11.5% five-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“DD Bonds” and “DD-1 Bonds” are 12.5% seven-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“EE Bonds” and “EE-1 Bonds” are 13.5% eleven-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“FF Bonds” and “FF-1 Bonds” are 10.0% one-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“First Supplemental Indenture Bonds” has the meaning assigned to it in the recitals hereto. For purposes of the Indenture, all references to the bonds to be issued or authenticated upon transfer or replacement of or in exchange for First Supplemental Indenture Bonds shall be deemed to refer to First Supplemental Indenture Bonds.

“GG Bonds” and “GG-1 Bonds” are 11.0% three-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“HH Bonds” and “HH-1 Bonds” are 12.0% five-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“II Bonds” and “II-1 Bonds” are 13.0% seven-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“Indenture” has the meaning assigned to it in the recitals hereto.

“JJ Bonds” and “JJ-1 Bonds” are 14.0% eleven-year unsecured bonds authorized for issuance under the Indenture, the form of which is attached as Exhibit A hereto.

“Supplemental Indenture” has the meaning assigned to it in the preamble hereto.

“Trustee” has the meaning assigned to it in the recitals hereto, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving thereunder.

Section 1.02 Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. Except as supplemented hereby, all other terms of the Base Indenture will apply to the First Supplemental Indenture Bonds.

ARTICLE 2

THE BONDS

Section 2.01 Establishment and Form.

(a) There is hereby established twenty new series of Bonds (i.e., the First Supplemental Indenture Bonds) to be issued under the Base Indenture, to be designated as the (i) Series AA Bonds, (ii) Series AA-1 Bonds, (iii) Series BB Bonds, (iv) Series BB-1 Bonds, (v) Series CC Bonds, (vi) Series CC-1 Bonds, (vii) Series DD Bonds, (viii) Series DD-1 Bonds, (ix) Series EE Bonds, (x) Series EE-1 Bonds, (xi) Series FF Bonds, (xii) Series FF-1 Bonds, (xiii) Series GG Bonds, (xiv) Series GG-1 Bonds, (xv) Series HH Bonds, (xvi) Series HH-1 Bonds, (xvii) Series II Bonds, (xviii) Series II-1 Bonds, (xix) Series JJ Bonds and (xx) Series JJ-1 Bonds. The First Supplemental Indenture Bonds shall be deemed “Bonds” for all purposes under the Indenture.

(b) The First Supplemental Indenture Bonds and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A hereto. The Bonds may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication.

(c) The terms and provisions contained in the First Supplemental Indenture Bonds will constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

ARTICLE 3

REDEMPTION OF BONDS

Section 3.01 Optional Redemption.

The Company may elect to prepay First Supplemental Indenture Bonds as provided for in Article III of the Base Indenture.

Section 3.02 Redemption at Option of Holder.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Bonds.

ARTICLE 4

COVENANTS

The First Supplemental Indenture Bonds shall be subject to the covenants included in Article  IV and Article X of the Base Indenture.

ARTICLE 5

SUBORDINATION

The First Supplemental Indenture Bonds shall be subject to the subordination provisions contained in Article  XIII of the Base Indenture.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Governing Law.

THE INTERNAL LAW OF THE STATE OF DELAWARE WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE FIRST SUPPLEMENTAL INDENTURE BONDS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 6.02 Successors.

All agreements of the Company in this Supplemental Indenture and the First Supplemental Indenture Bonds will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 6.03 Severability.

In case any provision in this Supplemental Indenture or in the First Supplemental Indenture Bonds is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 6.04 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 6.05 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date set forth above.

PHOENIX CAPITAL GROUP HOLDINGS, LLC
as Issuer

By:	/s/ Lindsey Wilson
Name:	Lindsey Wilson
Its:	Manager

UMB BANK, N.A.
as Trustee

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

[Signature Page to First Supplemental Indenture]